                                                                  Exhibit (6)(b)

                             THE BEAR STEARNS FUNDS

                         Shares of Beneficial Interest


                                DEALER AGREEMENT


                                                                          , 199
                                                              ------------     -

Ladies and Gentlemen:

Bear, Stearns & Co. Inc. ("Bear Stearns") has entered into a distribution
                           ------------
agreement (the "Distribution Agreement"), dated February 22, 1995 with The Bear
                ----------------------
Stearns Funds (the "Trust"), pursuant to which Bear Stearns has agreed to act as
                    -----
distributor (the "Distributor") of shares of each Class of each Series of the
                  -----------
Trust set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"). For purposes of this Agreement, the term "Shares" shall mean the authorized shares of the relevant Series or Class of the Trust, as the case may be.

This Dealer Agreement shall herein be referred to as the "Agreement."  For
                                                          ---------
purposes of this Agreement, "Bear Stearns" shall mean Bear, Stearns & Co. Inc.
                             ------------
in our capacity as Distributor.

          1.  The Offering.  The Shares will be offered initially during an
              ------------
initial offering period (the "Initial Offering Period") for those Series set forth as having an Initial Offering Period on Schedule 1. The Initial Offering Period, for each Series subject to one, will end on the date specified in the relevant Prospectus. After the Initial Offering Period terminates, the Trust intends to commence the continuous offering period (the "Continuous Offering Period") referred to in the Prospectus relating to such Shares. Shares of the other Series will be sold on a continuous basis.

          2.  Role of Bear Stearns.  Pursuant to the Distribution Agreement, we
              --------------------
have agreed to use our best efforts to make arrangements for securities dealers which can make the representation set forth in Section 7(b) of this Agreement to solicit from the public orders to purchase Shares. You are hereby invited to become one of such securities dealers (each such securities dealer, an "Authorized Dealer"). This will confirm our mutual agreement as to the terms
------------------
and conditions applicable to your participation as an Authorized Dealer, such agreement to be effective on your confirmation hereof. You understand (a) that we may, at any time at our option, act as an

Authorized Dealer, (b) that we are seeking to enter into this Agreement in counterparts with you and certain other securities dealers, which also may act as Authorized Dealers, (c) that, except as we may otherwise agree with you, we may enter into agreements (which may or may not be the same as this Agreement) with Authorized Dealers, (d) that the Trust and we may modify, suspend, terminate or withdraw entirely the offering of Shares at any time without giving notice to you pursuant to Section 11 and without incurring any liability or obligation to you, (e) that we may, upon notice, change the public offering price, sales load, or dealer allowance or modify, cancel or change the terms of this Agreement, and (f) we shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. All purchases of Shares from, and redemptions of Shares by, the Trust shall be effected through us acting on behalf of the Trust. You understand that we shall have no obligation to sell Shares to you at such times as we are not acting as Distributor for the Shares.

          3.  Role of Authorized Dealers.  (a)  As an Authorized Dealer, you
              --------------------------
shall have no obligation to purchase or sell or to solicit the purchase or sale of Shares. As, when and if you determine to purchase Shares or you receive a customer order for the purchase of Shares and you determine to accept such order, you shall comply with the procedures for the purchase of Shares set forth in the relevant Prospectus and Statement of Additional Information as most currently amended or supplemented (the "SAI"). The procedure relating to the
                                        ---
handling of orders shall be subject to such further instructions as we shall forward to you in writing from time to time.

          (b) You agree to offer Shares to the public at the then applicable public offering price and subject to the minimum investment amount set forth in the relevant Prospectus and SAI, subject to any waivers or reductions of sales load (the "Sales Load") or dealer allowances (the "Dealer Allowances") as
           ----------                              -----------------
described in the Prospectus as amended from time to time. Any amendment to a Prospectus which affects the Sales Load, Dealer Allowances, waivers or discounts shall not affect Sales Load, Dealer Allowances, discounts or waivers with respect to sales on which orders have been accepted by us prior to the date of notice of such amendment. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby. The Trust and Bear Stearns reserve the right to modify the minimum investment requirement, the subsequent investment requirement, the manner in which Shares are offered and the Sales Load rates applicable to future purchases of Shares. You also acknowledge that the amounts charged to the public for Shares may include such transaction fees ("Transaction Fees") as may
                                                      ----------------
be described in the relevant Prospectus and SAI. Bear Stearns shall make a reasonable effort to notify you of any redetermination or suspension of the public offering price, but Bear Stearns shall be under no liability for failure to do so. Reduced Sales Loads also may be available as a result of a cumulative discount or pursuant to a right of accumulation as set forth in the relevant Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced Sales Loads.

          (c) You agree to purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment. Any order of Shares from us as part of an initial distribution for those Series set forth as having an Initial Offering Period on Schedule 1 must be received by Bear Stearns on or before the close of business on the last day of the Initial Offering Period (the "Closing Date"); after the Closing Date and prior to the commencement of the Continuous Offering Period, orders for Shares may be made by you only in respect of orders from your customers who have purchased Shares as a part of the initial distribution. You will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

          All orders for Shares are subject to acceptance or rejection by Bear Stearns or the Trust in the sole discretion of either.

          (d) In purchasing Shares through us, you shall rely solely on the representations contained in the relevant Prospectus, relevant SAI and the registration statement, as most recently amended (the "Registration Statement"), relating to the Shares. You will not furnish to any person any information relating to the Shares, the Trust, any Series or us that is inconsistent with information contained in the relevant Prospectus, relevant SAI, the Registration Statement or any printed information issued by the Trust or us as information supplemental to such Prospectus or cause any advertisement to be published or posted in any public place without our consent and the consent of the Trust.

          (e) In all sales of Shares to the public, you shall act as dealer for your own account, whether as agent or principal. Nothing herein shall be deemed to constitute you or any other Authorized Dealer as agent for the Trust, us, or any other Authorized Dealer. You agree not to act as our agent and not to claim to act as our agent or as agent of any of the foregoing. You shall be deemed an independent contractor and you shall have no authority to act for or represent the Trust. You will not act as an "underwriter" or "distributor" of Shares, as those terms are used in the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Securities Act of 1933, as amended (the
-----------------------
"Securities Act"), and the rules and regulations thereunder.
---------------

          You agree to buy Shares only through us and not from any other sources and to sell Shares only to us, as the Trust's redemption agent, and not to any other purchasers.

          (f) You agree to accept orders for the redemption of Shares and to transmit to the Trust such orders and all additional material, as may be required to complete the redemption as described in the relevant Prospectus and SAI.

          (g) You agree that we shall have full authority to act upon your express instructions to repurchase or exchange Shares through us on behalf of your customers under the terms and conditions provided in the relevant Prospectus and SAI. You agree to hold us harmless as a result of any action taken with respect to authorized repurchases or exchanges upon your express instructions.

          4.  Compensation.  (a)  You will be entitled to receive that portion
              ------------
of the Sales Load allocated to Authorized Dealers as set forth in the relevant Prospectus in connection with purchases of Shares effected to or through you. You acknowledge that the Prospectuses will set forth a description of waivers or reduction of the Sales Load in certain cases and you hereby waive such portion of the Sales Load otherwise allocated to you. We will promptly remit or cause to be remitted to you, by wire transfer of same day funds to an account you shall designate, that portion of the Sales Load or Transaction Fees, if any, to which you are entitled, after deduction of the portion allocated to us, which was received by us and not yet paid to you.

          (b) If payment in Federal Funds is not received by the fifth business day after the Subscription Date or, in case of orders during the Continuous Offering Period, within five business days after the execution of the order, Bear Stearns reserves the right, without any notice, to cancel the sale and to hold you responsible for any loss, including loss of profits, suffered by Bear Stearns or by the Trust resulting from such failure.

          5.  Orders and Payment for Shares.  Upon receipt from you of any order
              -----------------------------
to purchase Shares and, if a new account, an Account Information Form, we shall confirm such order to you in writing or by wire to be followed by a confirmation in writing. Additional instructions may be forwarded to you from time to time.

          Payment for Shares ordered from us shall be made in Federal Funds and must be received by the Trust's agent, PFPC Inc., within five business days of a receipt and acceptance by us of an order.

          6.  Blue Sky and Other Qualifications.  The Trust has registered an
              ---------------------------------
indefinite number of Shares under the Securities Act. Upon application by you, we shall inform you as to any advice received by us concerning the jurisdictions in which the Shares have been qualified for offer or sale or are exempt under the securities or blue sky laws of such jurisdictions, but we assume no obligation or responsibility as to your right to offer or sell Shares in any jurisdiction (other than under the federal laws of the United States). If you propose to offer or sell Shares outside the United States, its territories or its possessions, you will take, at your expense, such action, if any, as may be necessary to comply with the laws of such foreign jurisdictions.

          7. Representations, Warranties and Undertakings. You represent and
             --------------------------------------------
warrant to and undertake that:

          (a) You are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934 (the "Exchange Act"), Section 4(3) of Securities Act and Section
                  ------------
24(d) of the Investment Company Act relating to the distribution and delivery of preliminary and final prospectuses and agree that you will comply therewith.
You agree to deliver thereafter to any purchaser whose Shares you are holding as record holder copies of the annual and interim reports and proxy solicitation materials relating to the Shares. You further agree to make reasonable efforts to endeavor to obtain proxies from such purchasers whose Shares you are holding as record holder. Additional copies of the Trust's Prospectuses, SAI, annual or interim reports, proxy solicitation materials and any other printed information supplemental to such material will be supplied to you as you reasonably request.

          (b) You are a member of good standing of the National Association of Securities Dealers, Inc. (the "NASD") or, if you are not such a member, you are
                               ----
a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply, as though you were a member of NASD, with the provisions of Sections 8, 24 and 36 of Article III of the Rules of Fair Practice of the NASD and with Section 25 thereof as that Section applies to a non-NASD member broker or dealer in a foreign country.

          (c) You undertake to comply with respect to your offering of Shares to the public pursuant to this Agreement with all applicable provisions of the Securities Act, the Exchange Act and the Investment Company Act and the rules and regulations thereunder and with the applicable rules of the NASD.

          (d) You represent that any compensation payable to you hereunder (i) will be disclosed to your customers; (ii) will be authorized by your customers; and (iii) will not result in an excessive fee to you. In addition, if an issue relating to a Class' 12b-1 Plan (as defined below) is submitted for shareholder approval, you will vote any Shares held for your own account in the same proportion as the vote of the Shares held by your customers on such issue. You further represent that in effecting the purchase or redemption of Shares in accordance with the terms of this Agreement, you represent as follows: (i) you shall act solely as agent for the account of your customer; (ii) purchases or redemptions of Shares shall be initiated solely upon the instruction and order of your customer; (iii) the customer will have full beneficial ownership of any Shares purchased upon its authorization and order; and (iv) all transactions shall be for the account of the customer and under no circumstances for your account, and shall be without recourse to you. Under no circumstances will you make any oral or written representations to the contrary.

          8.  12b-1 Plan.  Those Series or Classes set forth as having a 12b-1
              ----------
Plan on Schedule 1 have adopted a plan under Rule 12b-1 of the Investment Company Act (a "12b-1 Plan") as described in the Prospectuses. To the extent you provide services of the type contemplated by the 12b-1 Plan, you may be entitled to receive compensation from us as set forth in the 12b-1 Plan. All compensation, including fees under the 12b-1 Plan, shall be payable to you only to the extent that funds are received and in the possession of the Distributor.

          9.  Indemnification.  The parties to this Agreement hereby agree to
              ---------------
indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it herein, or (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations hereunder.

          10.  NSCC Indemnity - Shareholder and House Accounts.  In
               -----------------------------------------------
consideration of the Distributor liquidating, exchanging and/or transferring unissued Shares for your customers without the use of original or underlying documentation supporting such instruction (e.g. a signed stock power or signature guarantees), you hereby agree to indemnify the Distributor and the Trust against any losses, including reasonable attorney's fees, that may arise from such liquidation, exchange and/or transfer of unissued Shares upon your direction. This indemnification shall apply only to the liquidation, exchange and/or transfer of unissued Shares in shareholder and house accounts executed as wire orders transmitted via NSCC's Fund/SERV system. You represent and warrant to the Trust and the Distributor that all such transactions shall be authorized by your customers.

          This indemnification shall not apply to any losses (including attorneys fees) caused by the Distributor or the Trust to comply with any of your instructions governing any of the above transactions, or any negligent act or omission of the Distributor or the Trust, or any of their directors, officers, employees or agents. All transactions shall be settled upon your confirmation through NSCC transmission to the Distributor.

          The Distributor or the Trust may revoke the indemnity contained in this Section 10 upon written notice to each of the other parties hereto, and in the case of such revocation, this indemnity agreement shall remain effective as to trades made prior to such revocation.

          11.  Termination.  Either party to this Agreement may cancel this
               -----------
Agreement, as to any Series or Class, as the case may be, by written notice to the other party. Such cancellation shall be effective upon receipt of such notice. Bear Stearns agrees to cancel this Agreement upon instruction by a majority of the Trustees who are not "interested persons" of the Trust (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of this Agreement or by a vote of a majority of the relevant Series' or Class' outstanding voting securities.

          12.  Representations to Survive.  The agreements, representations,
               --------------------------
warranties and other statements set forth in or made pursuant to this Agreement will remain in full force and effect, to the extent permitted by applicable law, regardless of any investigation made by or on behalf of us or any Authorized Dealer. The provisions of Sections 7 and 9 of this Agreement shall survive the offer and sale of the Shares, to the extent permitted by applicable law, and the termination or cancellation of this Agreement.

          13.  No Association.  Nothing herein contained constitutes an
               --------------
agreement to become partners with you or with any other Authorized Dealer, but you shall be liable for your proportionate share of any tax, liability or expense based on any claim arising from the sale of Shares under this Agreement. We shall not be under any liability to you, except for obligations expressly assumed by us in this Agreement and liabilities under Section 11(f) of the Securities Act of 1933, as amended, and no obligations on our part shall be implied or inferred herefrom. We and you hereby elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and agree not to take any position inconsistent with that election.

          14.  Recordkeeping.  You will maintain all records required by law to
               -------------
be kept by you relating to transactions in the Shares and, upon request by the Trust, promptly make such of these records available to the Trust as the Trust may reasonably request in connection with its operations.

          15.  Notices.  Notices hereunder shall be deemed to have been duly
               -------
given if delivered by hand or facsimile (a) if to you, at your address or facsimile number set forth below and (b) if to us, to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Frank J. Maresca or, in each case, such other address as may be notified to the other party.

          16.  Amendments.  We may modify this Agreement at any time by written
               ----------
notice to you. The first order placed by you subsequent to the giving of such notice shall be deemed acceptance by you of the modification described in such notice.

          17.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of New York.

          18.  Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the Rules of the New York Stock Exchange, Inc. Such arbitration shall be commenced within one year after the cause of action forming the basis of the controversy or claim accrued. The arbitration shall be conducted in New York, New York before three arbitrators, all of whom shall be from the securities industry. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          Please confirm your agreement by signing and returning to us the two enclosed duplicate copies of this Agreement. Upon our acceptance hereof, the Agreement shall constitute a valid and binding contract between us. After our acceptance, we will deliver to you one fully executed copy of this Agreement.

                                         Very truly yours,

                                         BEAR, STEARNS & CO. INC.


                                         By:
                                            ____________________________
                                            Name:
                                            Title:

Confirmed: ___________, 199_


________________________________
   (Name of Authorized Dealer)


By: ____________________________
      (Authorized Signature)
    Name:
    Title:


________________________________
Street Address


________________________________
City          State        Zip


________________________________
Fax No.


________________________________
Telephone No.


________________________________
Telex No.


________________________________
Firm Taxpayer Identification No.

                                   SCHEDULE 1

Name of Series                    Offering Type    12b-1 Plan
-------------------------------  ----------------  ----------
S&P STARS Portfolio
   Class A                       Continuous Basis      Yes
   Class C                       Continuous Basis      Yes
   Class Y                       Continuous Basis      No

Large Cap Value Portfolio
   Class A                       Continuous Basis      Yes
   Class C                       Continuous Basis      Yes
   Class Y                       Continuous Basis      No

Small Cap Value Portfolio
   Class A                       Continuous Basis      Yes
   Class C                       Continuous Basis      Yes
   Class Y                       Continuous Basis      No

Total Return Bond Portfolio
   Class A                       Continuous Basis      Yes
   Class C                       Continuous Basis      Yes
   Class Y                       Continuous Basis      No

The Insiders Select Portfolio
   Class A                       Continuous Basis      Yes
   Class C                       Continuous Basis      Yes
   Class Y                       Continuous Basis      No